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                                                                     EXHIBIT 2.2

                  AMENDMENT NO. 1 TO SALE OF ASSETS AGREEMENT

     Amendment No. 1 dated as of June 30, 1999 (this "Amendment") to the Sale of Assets Agreement (as defined below) between Amerada Hess Corporation, a Delaware corporation ("Seller") and TransMontaigne Terminaling Inc., an Arkansas corporation ("Buyer").

                                  WITNESSETH:

     WHEREAS Buyer and Seller have entered into a Sale of Assets Agreement dated May 3, 1999 (the "Agreement"); and

     WHEREAS, Buyer and Seller desire to amend the Agreement.

     NOW, THEREFORE, in consideration of the premises, and intending to be legally bound by this Amendment, the Buyer and Seller hereby agree as follows:

     1.   Definitions. All capitalized terms not defined herein shall have the
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respective meanings assigned to such terms in the Agreement.

     2.   Amendments. Effective as of the date hereof, the Agreement is hereby
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amended as follows:

          a) Article 1 on page 1 of the Agreement is hereby amended by inserting the words "or, with respect to the Petroleum Inventory (as defined in subparagraph (d) below), to Buyer's designee" immediately after the first reference to Buyer; by inserting the words "or its designee" after the second reference to Buyer in the first line of such Article 1; and by adding the words "or, with respect to the Petroleum Inventory, to Buyer's designee," after the reference to Buyer in the last line of Article 1.

          b) Paragraph 2.3 on page 2 of the Agreement is hereby amended by inserting the words "for itself and, with respect to the Petroleum Inventory, on behalf of its designee" after the reference to Buyer in the first line of said Paragraph.

          c) Paragraph 2.4 on page 2 of the Agreement is hereby amended by inserting the words "on behalf of its designee" after the reference to Buyer in the first line of said Paragraph.

          d) Paragraph 4.4 on page 6 of the Agreement is hereby amended by deleting the word "Buyer" in the second line thereof and by inserting in lieu thereof the words "Buyer's designee"; by inserting the words "or its designee" after the reference to
               Buyer in the last line of said Paragraph on page 6 of the Agreement; by inserting the words "on behalf of its designee" after the reference to Buyer in the first line of said Paragraph at the top of page 7 of the Agreement; and by inserting the words "on behalf of its designee" after the
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               reference to Buyer in the last sentence of said Paragraph on page
               7 of the Agreement.

          e) Paragraph 16.3 on page 37 of the Agreement is hereby amended by adding the words "for itself and on behalf of its designee (with respect to the Estimated Petroleum Inventory Price)" after the reference to Buyer in the first line of said Paragraph.

          f)   A new Paragraph 26.4 shall be added as follows:

                  "26.4 Use Restrictions - Purvis Property. With respect to that
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               certain parcel of real property retained by Seller that is contained within the parcels of real property purchased by Buyer at Purvis, Mississippi consisting of approximately 29 acres and as more fully described on the survey attached hereto as Exhibit
               26.4 (the "Refinery Property"), Seller covenants and agrees during the term of its ownership of such property not to use or develop such Refinery Property for any commercial purpose which in Buyer's reasonable judgment could constitute a hazard to or significantly impair Buyer's ability to conduct its refined product terminaling and storage business on property adjacent thereto, or for residential purposes, including such commercial uses as would have a similar effect, such as the construction or operation of hotels, motels, hospitals, nursing homes and the like so as to limit the utilization of such Refinery Property by humans as much as possible, except as needed to conduct operations or activities thereon as currently conducted by Seller, including Cleanup activities to be conducted thereon by Seller or its contractors or subcontractors pursuant to this Agreement. Further, in the event Seller should lease or sell and convey all or any portion of such Refinery Property, Seller agrees to incorporate such use restrictions herein referenced in the lease or other conveyance document such that any lessee or acquiror of such Refinery Property shall agree to such use limitations."

          g)   A new Article 26.5 shall be added as follows:

                  "26.5 Refinery Property-Right of First Refusal. Seller
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               grants Buyer, including its successors and assigns, a right of first refusal to acquire the Refinery Property, which right shall be perpetual. In the event Seller should receive a bona fide third party offer for the Refinery Property which Seller desires to accept (the "Bona Fide Offer"), Seller shall give prompt written notice thereof to Buyer, including the material terms and conditions thereof and the name and address of the offeror ("Seller's Notice"). Buyer shall have 30 days after receipt of Seller's Notice to agree, in writing, to match the Bona Fide Offer. Should Buyer fail to respond to Seller's Notice within the required time period or refuse to match the Bona Fide Offer, Seller may proceed to accept and consummate (the "Third Party Closing") the Bona Fide Offer upon the terms and conditions previously disclosed to Buyer. In the event any of the material terms of the Bona Fide Offer should change prior to the Third Party

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               Closing, then the right of first refusal granted herein shall be reinstated and the procedures outlined above shall recommence."

          h)   A new Article 27 shall be added as follows:

                  "27.  Buyer's Designee.  For the purposes of Article 1 and
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               Paragraphs 2.3, 2.4, 3.4, 4.4, 15.10, 16.3 and 16.4 hereof, all references to Buyer's designee shall be deemed to make reference to TransMontaigne Product Services Inc., a Delaware corporation, a wholly-owned subsidiary of TransMontaigne Inc. and an affiliate of Buyer."


          i) Exhibit 3.4 and Schedule 1.b shall be deleted in their entirety and replaced by the Exhibit 3.4 and Schedule 1.b attached hereto.
               Exhibit 4.4 shall be amended by adding the "Exhibit 4.4 (continued)" attached hereto.

          j) Paragraph 26.3 shall be amended by adding the following phrase to the end of the sentence:

                  ", all in accordance with the procedures and schedules set forth in Exhibit 4.4."

     3.   Governing Law.  This Amendment shall be governed by and construed in
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          accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     4.   Continuation. The parties hereto agree and acknowledge that the
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          Agreement, as amended by this Amendment, continues in full force and effect according to its terms.

     5.   Counterparts. This Amendment may be executed in any number of
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          counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed and delivered as of the day and year first above written.

                              AMERADA HESS CORPORATION



                              By: /s/ F. Lamar Clark
                                 -------------------
                              Name: F. Lamar Clark
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                              Title: Senior Vice President
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                              TRANSMONTAIGNE TERMINALING INC.



                              By: /s/ Gregory J. Pound
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                              Name: Gregory J. Pound
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                              Title: Senior Vice President
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